UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2023

W.W. GRAINGER, INC.

(Exact name of Registrant as Specified in its Charter)

Illinois	1-5684	36-1150280
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Grainger Parkway, Lake Forest, Illinois	60045-5201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 535-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock	GWW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 13, 2023, the Board of Directors (the “Board”) of W.W. Grainger, Inc. (the “Company”) appointed Christopher Klein as a director to the Board, effective immediately. The Board also appointed Mr. Klein to serve as a member of the Board Affairs and Nominating Committee and the Audit Committee. With the appointment of Mr. Klein, the size of the Board was increased to 13 directors. A copy of the Company’s press release announcing Mr. Klein’s appointment is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The appointment of Mr. Klein was not pursuant to any arrangement or understanding between him and any other person. There have been no transactions since the beginning of the Company’s last fiscal year, and there are no currently proposed transactions, in which the Company was or is to be a participant and in which Mr. Klein or any member of his immediate family had or will have any interest, that are required to be reported under Item 404(a) of Regulation S-K.

Mr. Klein will be compensated in accordance with the Company’s compensation program for non-employee directors. The program provides that directors are eligible to receive an annual deferred stock unit grant equal to $160,000, divided by the 20-day average closing price of the Company’s shares of common stock through March 31, 2023, rounded up to the next whole share, and a $100,000 annual cash retainer (some or all of which may be deferred in a deferred stock unit account). Mr. Klein’s compensation will be pro-rated to reflect that his appointment to the Board occurred approximately eight months after the 2023 annual meeting of shareholders of the Company.

Mr. Klein is also entitled to enter into the Company’s standard form of indemnification agreement, which was filed as Exhibit 10(b)(i) to the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on May 4, 2009.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release issued by the Company on December 13, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 13, 2023	W.W. GRAINGER, INC.

	By:	/s/ Ronald J. Edwards
		Name:	Ronald J. Edwards
		Title:	Vice President, Corporate Secretary